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                                                                      Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

The Board of Directors
National City Corporation:

We consent to the use of our report relating to First of America Bank Corporation incorporated by reference in this Form 8-K relating to the prospectus supplement dated January 29, 1999 for the 5 3/4% senior subordinated notes of National City Corporation and to the reference of our firm under the heading "Experts" in the prospectus supplement.


/s/ KPMG LLP

Chicago, Illinois
January 29, 1999